                                                                Exhibit 10.02
                                CONTRACT OF SALE

      AGREEMENT made this 23rd day of February, 1996 between PSI SETTLEMENT CORP., a Delaware corporation with a place of business at 271 North Avenue, New Rochelle, New York 10801 (the Seller) and GATEWAY GRANBY, LLC, a Connecticut Limited Liability Company, having an office at 325 University Avenue, Syracuse, New York 13210 (the "Buyer").

Whenever used herein, the singular number shall include the plural, and plural the singular, and the use if any gender shall be applicable to all genders.

      WITNESSETH, that the Seller agree to sell and convey, and the Buyer agrees to purchase all that certain parcel of land, together with the buildings and improvements thereon described in Schedule A hereto (the "Premises"). All fixtures, now on said premises and appurtenant thereto and owned by the Seller, are included in this sale.

      The sale price is $4,800,000 payable as follows:

            (i)   $100,000 at the closing on delivery of the deed;

            (ii) $900,000 by the note of Buyer payable on or before July 31, 1996, in the form annexed hereto as Exhibit 1.

            (iii) $1,900,000 by the first mortgage note in the form annexed hereto as Exhibit 2.

            (iv) $1,900,000 by the purchase money note in the form annexed hereto as Exhibit 3.

      The Buyer may not assign this agreement or any right, title or interest therein, without the prior written consent of the seller, which consent shall not be unreasonably withheld.

      The acceptance of a deed by the Buyer shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of said deed.

      The deed shall be a full covenant Connecticut form of warranty deed in proper form, and shall be duly executed and acknowledged and delivered with the necessary amount of Connecticut Conveyance tax thereto affixed by the Seller, at the Seller's expense, to convey to the Buyer, or the Buyer's assigns, the absolute fee of the above premises, free of all encumbrances, except as stated herein.

      It is further understood and agreed that if the Seller shall be unable to convey the title to said premises to the Buyer, free and clear of encumbrances, or defect of title, except as herein set forth, the Buyer may elect to accept such title as the Seller can convey, upon payment of the purchase price as aforesaid, or may reject the acceptance of the deed conveying such title upon the ground of such defect or incumbrance, and upon such rejection, all sums paid on account hereof, together with the reasonable fees for the examination of title in said premises, if any are in fact incurred by the Buyer, shall be repaid to the Buyer by the Seller, without interest thereon, and this agreement, upon receipt of such payments, shall terminate and become null and void and the parties hereto shall be released and discharged of all further claims and obligations, each to the other, hereunder; provided, however, that, before the Buyer shall have the right to exercise the option of termination, the Seller may, on or before the closing date herein designated, request the closing to be postponed for a period not exceeding thirty (30) days, as the Seller may request in order to afford said Seller an opportunity to remedy the alleged defect or defects claimed as the basis of said cancellation.

      All sums paid on account of this agreement and the reasonable fees for the examination of the title to said premises are hereby made liens thereon, but such liens shall not continue after default by the Buyer under the terms of this agreement.

      The Buyer further agrees that he has examined the premises and that he is fully satisfied with the physical condition thereof and that neither the Seller, nor any representative of the Seller, has made any representation upon which the Buyer relies, with respect to the condition of the property covered by this agreement, except as herein expressly set forth.

      Said deed shall be delivered at the office of the Seller located at 271 North Avenue, room 520, New Rochelle, New York 10801 on February 28, 1996 at 10:00 AM, with time being of the essence, or at such other place as may be subsequently agreed upon by the parties, said delivery to be made upon receipt of the sale price as set forth above.

      Rents, fuel oil, bottle gas, water, taxes, municipal assessments, sewer assessments and liens, if any, are to be apportioned. Fuel oil on the premises shall be purchased by the Buyer at the price in effect at the time of closing.

      The risk of loss or damage to said premises by fire or other casualty until the delivery of said deed is assumed by the Seller, and the Seller shall maintain until closing all existing insurance on said building and improvements. If the premises are damaged from any cause whatsoever prior to the closing of title, the Seller may elect to repair or replace the loss or damage before the date of closing, but if the Seller does not so elect, or if such repairs cannot be made before the date of closing, the Buyer may, at his option (1) elect to terminate and cancel this agreement, in which event the Seller shall return to the Buyer all monies heretofore paid on account of the purchase price herein, plus any reasonable expenses he may have incurred for title examination, or (2) elect to take title to the premises in their then present condition and receive all insurance monies recovered or recoverable on account of such damage, plus the benefit of any insurance proceeds previously received by the Seller and applied to the restoration or appearance of the buildings and improvements, however, such amount is not to exceed the purchase price of the premises. Before the Buyer shall have the right to elect to terminate and cancel this agreement, as provided in option (1) in this paragraph, the Seller may, on or before the closing date designated in this contract request that the closing be postponed for a period not exceeding (30) days so that the Seller may have an opportunity to repair such damage.

      The parties hereto recognize that there is no broker involved in this transaction.

      Buyer agrees that if he breaches any provision of this agreement, in addition to any damages award, Seller shall be entitled to an award of reasonable attorney's fees and costs of collection.

      The parties hereto agree that if this contract shall be lodged for record, nothing herein contained shall operate to bind or cloud the title to said premises in case the Buyer fails to fulfill the terms hereof.

      If this agreement is cancelled for any reason, then and in that event, the Buyer agrees to immediately return all copies hereof to the Seller.

      In the event the Buyer fails to perform any of the obligations hereinabove set forth, he shall forfeit all claims to the premises described herein, and all monies paid in pursuance of this agreement, shall be construed as full liquidated damages to the Seller, without prejudice to any rights of the Seller for specific performance of the within agreement. The parties agree that the deposit shall be considered as liquidated damages by reason of the fact that the parties will be unable to agree on actual damages suffered by the Seller by the removal of the above described premises from the sales market. The actual tender of the deed shall not be necessary if the Buyer has clearly indicated, prior to the date of closing, that he will not or cannot make the payments agreed upon.

      This Contract of Sale is continued on the Rider annexed hereto

      IN WITNESS WHEREOF, this Contract of Sale has been executed this 23rd day of February, 1996.

WITNESS                              PSI SETTLEMENT CORP.


                                     By:__________________________

                                     GATEWAY GRANBY, LLC


                                       By: /s/ Paul Mesches
                                           ------------------------

                            RIDER to Contract of Sale
                          Between PSI Settlement Corp.
                             and GATEWAY GRANBY, LLC

                        --------------------------------

      1. On or before July 31, 1996 Seller shall, at its cost and expense, complete all construction at the Premises pursuant to the plans and specifications referred to in the International Paper Lease for the second floor of the Premises, a copy of which has been furnished to the Buyer (the "IP Lease"). Seller represents, warrants and agrees that (i) the IP Lease is in full force and effect, (ii) Seller will obtain by July 31, 1996 a valid certificate of occupancy for the premises as a 57,000 square foot Class A office building ready for existing tenants, including but not limited to International Paper Company. Seller may draw on a construction loan before and after closing up to a maximum of $800,000 to assist in financing the costs of construction and Buyer will after the closing execute any further documents required in connection with such construction loan and mortgage on the Premises (the "Construction Loan").

      2. Seller shall, at the closing, execute and deliver to the Buyer, a lease for the entire first floor of the Premises in the form annexed hereto as Exhibit 4 (the "Nexus Lease") which obligates the Tenant in said Nexus Lease to complete and lease the first floor space to one or more subtenants during the term of said Nexus Lease, retaining for itself during said term the rents received from said subtenants and any profit thereon over the rental payable to the Buyer under the Nexus Lease. Provision is made in the Nexus Lease for the parties thereto to agree to substitute any subtenant's lease, which is acceptable to the Buyer, for the Seller's obligations with respect to the space involved under the Nexus Lease, but neither party shall have any obligation to do so, and the renting of the first floor shall be for the benefit or risk, as the case may be, of the Seller.

      3. The first mortgage note of $1,900,000 to be delivered by the Buyer to the Seller at the closing shall include within it any Construction Loan and Mortgage which may be placed against the Premises; and the Seller shall have the right, after International Paper is in possession and the certificate of occupancy has been issued, to refinance said first mortgage note, as set forth therein, with an institutional first mortgage, at the Seller's cost and expense, and to retain the net proceeds thereof after paying off the Construction Loan. To the extent that said institutional first mortgage is less than the unpaid principal then outstanding on the first mortgage note, the balance will be added to the principal of the purchase money note without changing the interest rate on said portion.

      4. The purchase money note provides that the Seller and Buyer shall use their best efforts during its term to refinance the institutional first mortgage to an amount which exceeds $1,900,000, or its then principal balance, as set forth in said purchase money note, at the Seller's cost and expense, so that Seller may realize a larger portion of the purchase money note in cash prior to its maturity and the Buyer may obtain better institutional financing for the Premises.

                                   SCHEDULE A

ALL THAT certain piece or parcel of land, together with the buildings and improvements thereon, situate in the Town of East Granby, County of Hartford and State of Connecticut, more particularly as follows:

COMMENCING at a point in the westerly highway line of Rainbow Road (a.k.a. Conn. Rte. 20), which point is on a curve having a radius of 3859.80', said point being 106.43' northerly from an existing C.H.D. monument measured along said curve; thence in a southerly direction along said curve 106.43' to said existing C.H.D. monument; thence E 34-54-22 E 209.34' to an existing monument at the beginning of a curve having a radius of 25.00'; thence along the length of said curve a distance of 39.27' to an existing monument tangent to said curve at the northerly street line of Gateway Boulevard; thence S 53-05-32 W 630.00 along the northerly street line of Gateway Boulevard to an existing monument at the beginning of a curve having a radius of 36.00', thence along the length of said curve at the easterly street line of Connecticut North Drive; thence S 34-54-22 W 92.08' along the easterly street line of Connecticut North Drive to a point marking the beginning of a curve with a radius of 780.00'; thence along said curve a distance of 139.1' to a point tangent to said curve; thence N 45-07-02 W 57.26' along the easterly street line of Connecticut North Drive; thence N 01-13-18 E 279.08' along land now or formerly of Newgate International Business Center to a point; thence N 55-05-40 E 288.21' along land now or formerly of Newgate International Business Center to an existing concrete monument; thence along said Newgate International Business Center S 86-35-55 E 332.80' to the point and place of beginning. Said parcel is bounded northeasterly by Newgate International Business Center, easterly by Rainbow Road (a.k.a. Conn. Rte. 20), southerly by Gateway Boulevard, westerly by Connecticut North Drive and northwesterly by Newgate International Business Center, containing 338,598 sq. ft. or 7.77 acres. For a more particular description, see map entitled:

MAP OF LAND KNOWN AS TWO GATEWAY, LOT 11/12, NEWGATE INTERNATIONAL BUSINESS CENTER, EAST GRANBY, CONN., SCALE 1" = 40', APRIL 27, 1988, SHEET 1 OF 1, #88-04-12, RONALD H. DUFOUR-L.S. #22319, which map was recorded in the Land Records of the Town of East Granby on March 13, 1989.

RECEIVED FEBRUARY 6, 1995 AT 8:31 A.M.


BY /s/ Elisabeth W. Buonigiani
   -----------------------------
       TOWN CLERK

                                                                       EXHIBIT 1
                                      NOTE

$900,000                                                       February 28, 1996

FOR VALUE RECEIVED, the undersigned ("Buyer") promises to pay to PSI Settlement Corp. ("Seller") the sum of Nine Hundred Thousand ($900,000) Dollars, without interest on July 31, 1996 (the "Maturity Date") as additional payment on the purchase of the office building at 2 Gateway Boulevard, East Granby, Connecticut (the "Real Estate") which is being conveyed by the Seller to the Buyer today.

The Maturity Date shall be earlier than July 31, 1996 to a date fixed by the Seller which is not less than 15 business days nor more than 20 business days after Seller has notified the Buyer that (i) International Paper has taken possession of its premises under the International Paper Lease for the second floor of the Real Estate and (ii) an institutional first mortgage lender is committed to make a first mortgage of an amount not in excess of $1,900,000 for a term of not less than 10 years with annual debt service equal to 11% of the principal sum of which interest shall not exceed 8% per annum and said mortgage shall close on the earlier of the Maturity Date. In the event item (i) above shall have been completed by July 31, 1996 but item (ii) has not been consummated, the $900,000 shall be payable on July 31, 1996.

It is understood that the proceeds of this Note shall be applied to satisfy and pay in full any construction loan mortgage on the real estate. Any institutional first mortgage placed on the Real Estate at the Maturity Date or before or after said Maturity Date will reduce the other note(s) made by the Buyer to the Seller at the date hereof in an amount equal to the principal amount of said institutional first mortgage. It is also agreed that all costs and expenses incurred by the Seller or the Buyer in connection with the institutional first mortgage and the delivery of possession of its premises to International Paper, shall be borne and paid by the Seller.

In the event of an default in the payment of this note at the Maturity Date, which shall continue for a period of 15 days after written notice thereof has been given, (i) interest shall run thereon from the Maturity Date until paid at the rate of 24% per annum, or such lesser rate as may be required under any law of the State of Connecticut relating to usury, and (ii) the Buyer unconditionally waives any right to a trial by jury or to interpose any counterclaim and consents to judgment against it for the amount due on said note with interest thereon and the Sellers costs and expenses, including reasonable attorneys fees, in obtaining said judgment.

the Buyer agrees that it will not transfer or encumber the Real Estate until this Note has been paid in full and Seller shall have the right to record a memorandum of this covenant if it elects to do so.

This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.


                                           GATEWAY GRANBY, LLC


                                           By: /s/ Paul Mesches
                                               --------------------------

                                                                       EXHIBIT 2

                               FIRST MORTGAGE NOTE

$1,900,000                                                     February 28, 1996

FOR VALUE RECEIVED, the undersigned ("Buyer") promises to pay to PSI Settlement Corp. ("Seller") the sum of One Million Nine Hundred Thousand ($1,900,000) Dollars, as set forth herein, as additional payment on the purchase of the office building at 2 Gateway Boulevard, East Granby, Connecticut (the "Real Estate") which is being conveyed by the Seller to the Buyer today.

Payments of $17,416.67 per month, commencing on the last day of March, 1996 and on the last day of each calendar month thereafter for a total of 120 months, ending on February 28, 2006 (the "Maturity Date"), which monthly payments shall be applicable first to interest on the unpaid principal amount of this Note at the rate of 8% per annum and then to the amortization and reduction of said principal amount of this Note.

In the event there shall be a construction loan mortgage on the Real Estate, up to a maximum sum of $800,000, and interest is accruing thereon, said construction loan mortgage shall be deemed to be included as part of this Note and shall be considered a reduction of the principal amount of this Note, so long as the construction loan mortgage remains unpaid. The interest due and payable on the construction loan mortgage shall be paid by the Buyer to the mortgagee and the amount thereof shall be deducted from the monthly payment due hereunder and be deemed a payment hereunder, said interest being paid to the construction loan mortgagee on behalf of the Seller.

At any time after (or simultaneously with) the payment in full of the construction loan mortgage, the Seller shall have the right to require the Buyer to place an institutional first mortgage on the Real Estate which shall (i) not exceed $1,900,000, (ii) require debt service for interest and amortization of not less than 11% per annum, (iii) bear interest at the rate of not more than 8% per annum, (iv) have a maturity of not prior to the Maturity Date set forth herein and (v) require no personal guaranty other than the Buyer or any unusual terms which the Buyer is not willing to accept. Seller shall pay all costs and expenses in connection with such institutional first mortgage, the principal amount of which shall be deducted from this Note and the balance shall be represented by a new Note with the same terms, except that the monthly payment shall be one-twelfth of eleven (11%) percent of new principal balance of this Note, as so reduced (the "Reduced Note").

If the parties deem it feasible and it is not prohibited by the first mortgage, the said Reduced Note and the purchase money note for $1,900,000 made by the Buyer to the Seller shall be combined and secured by a second mortgage on the Real Estate.

In the event of an default in the payment of this note at or before the Maturity Date, which shall continue for a period of 15 days after written notice thereof has been given, (i) interest shall run thereon from the Maturity Date until paid at the rate of 24% per annum, or such lesser rate as may be required under any law of the State of Connecticut relating to usury, and (ii) the Buyer unconditionally waives any right to a trial by jury or to interpose any counterclaim and consents to judgment against it for the amount due on said note with interest thereon and the Seller's costs and expenses, including reasonable attorneys fees, in obtaining said judgment.

This note is to be secured by a mortgage on the Real Estate which shall not be placed on record, if at all, until after the institutional first mortgage has been closed and recorded.

This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                           GATEWAY GRANBY, LLC


                                           By: /s/ Paul Mesches
                                               -------------------------

                                                                       EXHIBIT 3
                               PURCHASE MONEY NOTE

$1,900,000                                                     February 28, 1996

FOR VALUE RECEIVED, the undersigned ("Buyer") promises to pay to PSI Settlement Corp. ("Seller") the sum of One Million Nine Hundred Thousand ($1,900,000) Dollars, as set forth herein, as additional payment on the purchase of the office building at 2 Gateway Boulevard, East Granby, Connecticut (the "Real Estate") which is being conveyed by the Seller to the Buyer today.

Payments of $17,416.67 per month, commencing on the last day of March, 1996 and on the last day of each calendar month thereafter for a total of 240 months, ending on February 28, 2016 (the "Maturity Date"), which monthly payments shall be applicable first to interest on the unpaid principal amount of this Note at the rate of 9 1/2% per annum and then to the amortization and reduction of said principal amount of this Note.

The purchase money note is junior in interest to the first mortgage note of $1,900,000 made by Buyer to Seller of even date herewith, which provides for a possible change to a Reduced Note upon the consummation of an institutional first mortgage in place of the first mortgage note. At such time the parties may, if feasible, secure the Reduced Note and this purchase money note by a subordinate mortgage, provided that is not prohibited by the institutional first mortgage.

      Buyer and Seller also agree that after the institutional first mortgage is consummated and during the balance of the maturity of this purchase money note, they shall use their best efforts to refinance the institutional first mortgage to an amount which exceeds $1,900,000, or the then principal balance of the institutional first mortgage, at the Seller's sole cost and expense, provided that (i) the term is at least 10 years, (ii) the debt service is not less than 11% per annum and the interest rate is not more than 8% per annum on the Reduced Note portion and 9 1/2% per annum on the purchase money note portion and
(iii) there are no unusual terms or personal guaranty except that of the Buyer. The additional principal sum received on the refinancing of the institutional first mortgage shall be paid to the Seller and shall reduce, first the principal amount of the Reduced Note and then the principal amount of the purchase money note, which reduced amount shall be represented by a Revised Purchase Money Note with the same terms except that the monthly payment shall be one-twelfth of eleven (11%) percent of the new principal balance of the revised Purchase Money Note.

In the event of an default in the payment of this note at or before the Maturity Date, which shall continue for a period of 15 days after written notice thereof has been given, (i) interest shall run thereon from the Maturity Date until paid at the rate of 24% per annum, or such lesser rate as may be required under any law of the State of Connecticut relating to usury, and (ii) the Buyer unconditionally waives any right to a trial by jury or to interpose any counterclaim and consents to judgment against it for the amount due on said note with interest thereon and the Seller's costs and expenses, including reasonable attorneys fees, in obtaining said judgment.

This note is to be secured by a second mortgage on the Real Estate which shall not be placed on record, if at all, until after the institutional first mortgage has been closed and recorded and if not prohibited by said first mortgage.

This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                        GATEWAY GRANBY, LLC


                                        By: /s/ Paul Mesches
                                            ------------------------

                                                                       EXHIBIT 4
                                 LEASE AGREEMENT

      THIS AGREEMENT, made and entered into this 28th day of February, 1996 by and between GATEWAY GRANBY, LLC, a Connecticut Limited Liability Company, having an office at 325 University Avenue, Syracuse, New York 13210, hereinafter called "Landlord" and PSI SETTLEMENT CORP., having an address at 271 North Avenue, Suite 520, New Rochelle, New York 10801 hereinafter called "Tenant".

Premises:                  Approximately 27,500 gross rentable square feet of a
                           55,163 square foot building, (the "Building"), known as Newgate International Business Center, Two Gateway located at 2 Gateway Boulevard, East Granby,
                           Connecticut.

Parking: Landlord warrants that Tenant shall have the right to use at least Twenty (20) parking spaces on a non-exclusive basis.

Commencement Date:         March 1, 1996.

Annual Base Rent:          $423,484

Monthly Base Rent:         $35,290.33

Tenant's Percentage:       Forty-seven and four tenths percent (47.4%). This
                           percentage shall be adjusted to reflect any additional construction of buildings by landlord on the property resulting in an increase in building square footage owned by Landlord.

Landlord's Contribution
to Operating Expenses:     $133,106 per annum.

Exhibit:                   A - The Premises

Landlord by the Tenant during the term of this lease and the initial term of the IP Lease.

      5. RENT. Tenant agrees to pay to Landlord, without demand, deduction or set-off, except herein provided, an Annual Base Rent at the rate of Four Hundred Twenty Three Thousand Four Hundred Eighty Four Dollars ($423,484.00) per annum, payable in equal monthly installments in advance on the first day of each calendar month during the term of this lease in the amount of Thirty Five Thousand Two Hundred Ninety and 33/100 Dollars ($35,290.33). Rental payments shall be paid to Landlord at the address provided in written notice as provided herein. Notwithstanding the foregoing, the monthly rent payable in the period from March 1, 1996 throughout April 1, 1998, on the first day of each such month in said period, shall be determined by the following formula: the sum of (i) $1,500, (ii) 1% of the amount of additional cash of $900,000 theretofore paid by the Landlord to the Tenant under the Note due July 31, 1996, (iii) the monthly payments due in said month for principal and interest on the first and purchase money notes, namely $34,833 and (iv) the Operating Expenses payable by the Landlord for said month pursuant to this lease and the IP Lease, less, (x) the rent receivable from International Paper for said month under the IP Lease. Commencing May 1, 1998 and for the balance of the Term the Annual Base Rent on a monthly basis shall be the $35,290.33 per month as set forth above.

      6. OPERATING EXPENSES.

      (A) Additional Rent. Commencing on May 1, 1998, Tenant shall pay to Landlord the amount by which Tenant's Percentage of Operating Expenses exceeds landlord's Contribution to Operating Expenses (as previously defined) for the portion of calendar year 1998 after April 1, 1998 (such amount paid by Tenant shall be referred to in this Article 6 as "Additional Rent").

      (B) Operating Expenses. Operating Expenses shall mean those expenses thereon paid or incurred on or behalf of the Landlord (whether directly or through independent contractors) with respect to the operation, maintenance and management of the land and/or building containing the Premises and the sidewalks and areas adjacent thereto which in accordance with sound management principles respecting the operation of non-institutional first class office buildings are reasonable, allocable, and properly chargeable to the operation of the building including Taxes and Assessments as defined below. For the purpose of this
Article 6, Landlord's Operating Expense for management/administration fees shall not exceed twenty-five cents ($.25) per square foot.

the estimated amount of Additional Rent payable by Tenant. The Additional Rent shown on the Estimate Statement shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement, an amount equal to one (1) monthly installment of such Additional Rent multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement is received.

      (E) Actual Statement. By the first day of April of each succeeding calendar year during the term of this Lease (i.e., commencing April 1, 1998), Landlord shall deliver to Tenant a statement ("Actual Statement") of the actual Operating Expenses and Additional Rent for the immediately preceding calendar year. As to calendar year 1997, the Actual Statement shall only include the portion of that year after the second anniversary of the Commencement Date of this Lease, if the Actual Statement reveals that Additional Rent were overstated or understated in any Estimate Statement previously delivered by Landlord pursuant to Article 6(D) above, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such underpayment, or, Landlord shall pay to Tenant (or credit against the next monthly rent falling due), the amount of such overpayment, as the case may be.

      (F) Tenant's Audit Rights. If Tenant disputes the amount of Operating Expenses set forth in any Actual Statement delivered by Landlord, Tenant shall have the right, to be exercised, if at all, not later than six (6) months following the receipt or such Actual Statement to inspect Landlord's books and records and in the event a dispute exists after such inspection, then Tenant shall have the right, to cause Landlord's books and records with respect to the preceding calendar year to be audited, at Tenant's expense, by a certified public accountant mutually acceptable to Landlord and Tenant. The amounts payable under Article 6(E) by Landlord to Tenant or by Tenant to Landlord as the case may be shall be appropriately adjusted on the basis of such audit. If Tenant fails to request an audit within the six (6) month period, such Actual Statement shall be conclusively binding upon Landlord and Tenant.

      7. USE OF PREMISES. Said Premises shall be used by Tenant for general office and uses incidental thereto as appropriate for Class A Suburban Office Buildings and as allowed by state and local zoning and other regulations.

      TENANT represents that Tenant's use as set forth herein complies with all zoning ordinances and covenants and restrictions of record applicable to the Premises, does not invalidate any policies of insurance of Landlord covering the Premises and is not considered an extra use as defined in said policies of insurance.

but not limited to water fountains, bottled water dispensers, coffee/tea machines, vending machines and ice makers that take water directly from the source, and sinks in the bathrooms and kitchens as provided by Landlord. Tenant shall submit the results of the tests to Landlord upon Landlord's request.

      10. MAINTENANCE AND REPAIRS. Landlord shall, at its own cost and expense, keep and maintain in good repair and condition for the entire term all structural portions of the Building, including but not limited to: floors, foundations, exterior and load bearing walls (exclusive of all glass and exclusive of all interior doors), the roof, underground utility and sewer pipes outside the exterior walls of the Premises, except as such repairs are rendered necessary by the negligence of Tenant, its agents, employees, or invitees.

      In the event Landlord fails to perform maintenance or repairs required by this Article 10 within a reasonable time after written notice by Tenant to Landlord thereof, Tenant shall have the right to perform or cause to be performed such maintenance or repairs. Tenant shall deduct. from its rent payments the cost and expense of such maintenance and repairs. Tenant shall deliver to Landlord copies of the invoices for such maintenance or repairs. If Landlord disputes the foregoing maintenance or repairs, Tenant shall deposit the amount deducted from its rent payment with an escrow agent acceptable to Landlord and Tenant. The escrow agent shall not release the deposit until Landlord and Tenant resolve the dispute or a determination 15 made by a court or competent jurisdiction.

      11. DAMAGE OR DESTRUCTION. (a) In the event of the total destruction of the Premises by fire or other casualty during the term hereof or in the event of such partial destruction thereof as to render the Premises untenantable or unfit for occupancy, therein either event, unless such damage can, in the reasonable option of Landlord and Tenant, be repaired within one hundred twenty (120) days after the occurrence, this Lease and the term hereby created shall cease from the date of such damage or destruction and Tenant shall upon written notice from Landlord surrender the Premises to Landlord and Tenant shall pay rent within said term only to the time of such damage or destruction.

      If, however, in the reasonable opinion of Landlord and Tenant, the damage as aforesaid can be repaired within one hundred twenty (120) days from the occurrence thereof, Landlord shall repair the Premises with all reasonable speed, and this Lease shall continue in full force and effect but the rent shall abate from the occurrence of the damage until the completion of such repairs.

      (b) In the event of the partial destruction of the Premises by fire or other casualty during the term hereof, which partial destruction does not render the Premises untenantable or unfit for occupancy, Landlord shall repair the damage with all reasonable speed within sixty (60) days thereafter, and this Lease shall continue in full force and effect, but from the occurrence of the partial destruction until the completion of such repairs the rent shall abate in proportion to the area of the Premises which is unusable by Tenant.

arising from Tenant's alterations.

      14. SIGNS. No tenant signs shall be erected outside of the Building.

      15. ACCESS AND INSPECTION. Tenant shall have access to the Premises 24 hours a day, seven (7) days a week.

      Landlord shall have the right to enter upon the Premises during reasonable business hours for the purpose of inspection or for maintenance work or repairs in accordance with the Provisions hereof, provided that prior notice shall be given to Tenant and such entry will not disrupt Tenant's business. Landlord shall also have the right to enter at any time without notice in the event of fire, explosion or other emergency, for the purposes of controlling, extinguishing or abating the same.

      16. INSURANCE.

      (A) Tenant's Insurance: Tenant shall, at Tenant's sole cost and expense, procure and maintain during the entire term of this agreement, a policy or policies insuring: (i) Worker's compensation with minimum limits meeting statutory requirements, or a state approved self insurance plan; (ii) Comprehensive General Liability insurance, including contractual liability coverage, with a minimum combined single limit of $1,000,000 for bodily injury and property damage; and (iii) property insurance insuring Tenant's personal property, however Tenant shall have the right to self insure the risk consistent with Tenant's practices at similar facilities. Tenant is responsible for any and all deductible amounts under all policies required to be carried.

      All insurance required to be carried by Tenant shall be with a company or companies licensed to do business in the state where the Premises is located, and shall have a rating of at least "All or better in the current edition of Best's Key Rating Guide. if requested, Tenant shall provide Landlord with a certificate or certificates of insurance providing evidence of this coverage. (Requests for certificates of insurance shall be directed to the International Paper Risk Management Department, 6400 Poplar Avenue, Memphis, TN, 38197. A copy of this executed lease agreement must be sent with any requests for certificates.) All certificates issued on Tenant's behalf shall contain a standard thirty (30) day notice of cancellation or material change.

      (B) Landlord's Insurance: Landlord shall, at all times, during Tenant's occupancy, keep the Premises and improvements thereon covered by Fire and Extended Coverage insurance against the perils of fire, flood, lightning, windstorm, hurricane, hail, explosion, radioactive contamination, riot, civil commotion, vandalism, malicious mischief, smoke, aircraft or land vehicle, sonic shock wave, molten material, liquid and leakage of fire protection equipment, in an amount not less than one hundred percent (100%) of the replacement value thereof, including all improvements, alterations and additions which may be made. Landlord is responsible to pay all deductible amounts under this insurance.

      18. DEFAULT. If (a) any rent or Additional Rent payable by Tenant shall remain unpaid for more than ten (10) days after receipt by Tenant from Landlord of written notice that same is unpaid, or if (b) Tenant shall violate or make default in any of the other covenants, agreements, stipulations or conditions herein, and Tenant does not commence the correction of default within thirty
(30) days after receipt by Tenant from Landlord of written notice stating the nature of such violation or default, and thereafter does not continue the correction thereof with promptness and dispatch until the same is fully rectified, or if (c) Tenant is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debt or relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred, or if Tenant makes an assignment for benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord at its option may at once or within six (6) months thereafter (but only during continuance of such default or condition), upon written notice to Tenant, declare the rights of Tenant under this Lease forfeited and the term ended, and re-enter said Premises, and remove all persons or chattels therefrom; but notwithstanding such re-entry by Landlord, the liability of Tenant for the rent provided herein shall continue. Any such re-entry shall be without prejudice to any other remedy Landlord may have. It is further expressly understood and agreed that Landlord may resume possession of the Premises and relet the same for the remainder of the term of this Lease for the best rent obtainable for the account of Tenant, who shall make good any deficiency.

      If either party should delay in enforcing any obligation hereunder, or should waive the performance of any obligation, or if Landlord should accept rent after the occurrence of any default by Tenant, then such action or forbearance by said party shall not be construed as a waiver of any default in any other obligation hereunder.

      19. EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise shall affect Landlord's right to collect rent for the period prior to termination thereof.

      20. ENTRY FOR CARDING. Landlord may card Premises "FOR SALE" ninety (90) days before the termination of this Lease or any renewal thereof. Upon prior notice to Tenant, Landlord may enter the Premises at any reasonable hours to exhibit same to prospective purchasers or tenants.

      21. ASSIGNMENT AND SUBLETTING - Except as provided herein, Tenant shall not assign this Lease nor sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The consent of Landlord need not be obtained if the assignment or subletting is to a subsidiary or an affiliate of Tenant or if Tenant remains liable on this lease.

      28. TITLE. Landlord covenants that it has full power and authority to enter into this Lease as fee title owner of the Building.

      29. BROKERAGE. No broker brought about this Lease.

      30. TRANSFER OF LANDLORD'S RIGHTS. Landlord shall have the right to sell, assign, transfer, in whole or in part, all of its rights in the Building or Premises provided that any successor to Landlord agrees in writing that so long as Tenant is not in default in the payment of rent or in the performance of any of the terms, covenants and conditions of this Lease upon Tenant's part to be performed (a) Tenant shall not be disturbed in its possession and said successor shall carry out Landlord's obligations under this Lease; and (b) Tenant shall not be named in any action or proceeding by the holder of any mortgage to foreclosure thereunder, and any such action shall not result in the cancellation or termination of this Lease.

      31. SUBORDINATION. This lease is and shall be subject and subordinate to
(i) any and all existing and future mortgages affecting the fee and/or leasehold title of the Landlord's building, of which the demised premises are a part, and the land upon which said building is erected and which may, in addition, affect the fee title of other land of Landlord and the improvements erected thereon, and to any and all present and future extensions, modifications, renewals, replacements and amendments thereof; and (ii) any and all ground or underlying leases now or hereafter affecting said building or any part thereof and to any and all extensions, modifications, renewals, replacements and amendments thereof.

      Tenant will execute and deliver promptly to Landlord but in any event not more than ten (10) days after Landlord's written request, any certificate or instrument which Landlord from time to time may request for confirmation of the provisions of this Article 31. All mortgages and/or ground leases now or hereafter affecting the fee and/or leasehold interests in Landlord's building shall provide for non-disturbance and quiet enjoyment of Tenant's possession of the demised premises so long as Tenant is not in default under the terms of this Lease, and any certificate or instrument which Landlord from time to time may request for confirmation of the provisions of this Article shall also confirm Tenant's right to non-disturbance and quiet enjoyment.

      (b) Neither the foreclosure of a mortgage referred to in the preceding
Article 31(a)(i), nor the termination of any ground or underlying lease referred to in the preceding Article 31(a)(ii), nor the institution of any suit, action, summary or other proceedings by the Landlord or any successor landlord under such ground or underlying lease or by the holder of any such mortgage, shall, by operation of law or otherwise, result in the cancellation or termination of this Lease or the obligations of Tenant hereunder; the Tenant agrees to attorn to and recognize the Landlord and any successor Landlord under such ground or underlying lease or the holder of any such mortgage, or the purchaser of the mortgaged premises in foreclosure, or any subsequent owner of the fee, as the case may be, as Tenant's landlord hereunder in the event that any of them shall succeed to Landlord's

      IN WITNESS WHEREOF, this instrument is executed in duplicate originals as of the date and year first above written.

                                        TENANT
                                        PSI SETTLEMENT CORP.


                                        By: /s/ Peter Barotz
                                           -------------------------
                                        NAME: Peter Barotz, Pres.

                                        LANDLORD
                                        GATEWAY GRANBY, LLC


                                        By: /s/ Paul Mesches
                                           -------------------------
                                        NAME/TITLE: Manger

                                OFFSET AGREEMENT

                                                               February 28, 1996

Gateway Granby, LLC
2 Gateway Blvd.
East Granby, CT 06026

Gentlemen:

      This will confirm our agreement that in the unlikely event that PSI Settlement Corp. does not pay the rent due under the Lease made with you today for the first floor of the Two Gateway Office Building (the "Lease") you may reduce the amount payable to this corporation under the $1,900,000 Purchase Money Note made by you today at the time of your purchase of the Office Building.

      The offset shall be applied first to any interest due or to become due and then to the principal sum of said Purchase Money Note. The undersigned agrees not to assign, transfer or encumber the Purchase Money Note, without your written consent, so long as the undersigned has any obligation under the Lease.


                                        PSI Settlement Corp.


                                        By: /s/ Peter Barotz
                                           -------------------------
                                            President

AGREED:

Gateway Granby, LLC


By: /s/ Paul Mesches
   -------------------------
    Manager

                             PREPAYMENT MEMORANDUM

                             ---------------------

      It is agreed between the undersigned that Gateway Granby, LLC will prepay the $900,000 Note annexed hereto notwithstanding that an institutional first mortgage lender has not committed to make the first mortgage specified in said Note.

      FRM Nexus, Inc. (formerly PSI Settlement Corp.) confirms that it will hold the First Mortgage Note until an institutional lender makes the first mortgage specified in the First Mortgage Note and it agrees to use a portion of the proceeds of the $900,000 Note to satisfy the construction loan mortgage on the real estate. FRM Nexus, Inc. shall obtain, and record, a satisfaction of said construction loan mortgage at its expense and furnish proof thereof to Gateway Granby within thirty (30) days after collecting the $900,000 being prepaid.

      FRM Nexus, Inc. confirms that, under the First Mortgage Note it shall pay all costs and expenses in connection with the institutional first mortgage, including any environmental audit necessary to obtain said mortgage and any cost of compliance arising out of said audit which may be required by the institution.

      At such time as FRM Nexus, Inc. obtains an institutional first mortgage, it shall confirm the Offset Agreement with respect to the Purchase Money Note, by a recordable document in form satisfactory to each of the parties which shall confirm that if the Tenant fails to construct the Leasehold Improvements for the first floor of the office building, the same may be completed by Gateway Granby, LLC and deducted from the first mortgage (or the proceeds held in escrow for this purpose) and/or the Purchase Money note as provided in the Lease for the first floor.

May 1, 1996

                                            FRM NEXUS, INC.


                                        By: /s/ Peter Barotz
                                            -------------------------
                                            Peter Barotz, President

                                            GATEWAY GRANBY, LLC


                                        By: /s/ Paul Mesches
                                            -------------------------
                                            Paul Mesches, Manager

                              ESTOPPEL CERTIFICATE

                              --------------------

      Pursuant to paragraphs 8 and 32 of the Lease dated February 28, 1996 between FRM Nexus, Inc. (formerly PSI Settlement Corp.) and Gateway Granby, LLC, the undersigned does hereby certify:

            1. The Leasehold Improvements required under the International Paper Company ("IP") Lease have been completed, IP has taken possession, paid the April 1996 rent, and said Lease is in full force and effect and neither the Landlord nor the Tenant thereunder is in default, except that the landscaping and parking lot improvements are yet to be completed by the undersigned.

            2. The Leasehold Improvements to the IP Lease comply with the Americans with Disabilities Act (ADA) 1991 as required by paragraph 8 of the IP Lease. The undersigned will request a letter from the architect confirming said compliance and the undersigned will do all the renovations complying with said Act when the first floor is completed and obtain letter(s) from the architects involved in said Leasehold Improvements. The Lease for said first floor is also in full force and effect.

May 1, 1996                               FRM NEXUS, INC.

                                        By: /s/ Peter Barotz
                                            --------------------------
                                            Peter Barotz, President